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SCHEDULE 14A

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International Rectifier Corporation
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The following is a press release issued by International Rectifier Corporation on September 29, 2008.

International Rectifier’s Board Reiterates its Rejection of Vishay’s Unsolicited Tender Offer

Board Strongly Urges Shareholders Not to Tender Their Shares Into Vishay’s Highly-Conditional Offer

EL SEGUNDO, CA – September 29, 2008 – In response to Vishay’s $23 per share, unsolicited tender offer commenced today, the Board of Directors of International Rectifier Corporation (NYSE:IRF) unanimously reaffirmed, by a vote of those present, its earlier determination that the offer significantly undervalues the future prospects of the Company and is not in the best interests of International Rectifier and its stockholders.

Richard J. Dahl, Chairman of the Board of International Rectifier said:  “The Vishay offer is inadequate and should be rejected by our shareholders.”  Mr. Dahl added:  “Although Vishay made its initial proposal on August 15th, 2008, it has yet to secure commitments to fund its Offer. Instead, Vishay has chosen to launch a highly-conditional offer that is subject to Vishay’s receipt of the proceeds of financing, which Vishay has stated that it is still ‘working’ on obtaining and which it may never obtain, particularly in today’s turbulent credit markets.  Your Board strongly urges you not to tender your shares into this offer.”

The specific reasons for the Board’s recommendation that shareholders reject the Vishay offer are set out in the Company’s Schedule 14D-9 that will be filed with the Securities and Exchange Commission and mailed to shareholders.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Note: Statements made or implied in this release that are in the future tense or that are accompanied by words such as “will,” or variations of such words are “forward-looking” and involve risks and uncertainties that are not within International Rectifier’s control. A fuller explanation of these risks and uncertainties, including those related to the changes to the company’s internal controls and governance policies, is contained in International Rectifier’s periodic and other filings from time to time with the Securities and Exchange Commission.

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Company contact:

Investors

Portia Switzer

310.726.8254

Chris Toth

310.252.7731

or
Media:
Kekst & Co.
Tom Davies, 212-521-4873
Roanne Kulakoff, 212-521-4837